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                                   EXHIBIT 21

                         Subsidiaries of the Registrant

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                                                        Jurisdiction of
        Subsidiary                                      Incorporation
        ----------                                      -------------
Columbus Cafe Corp.                                        New York
SSWB Restaurants, Inc.                                     New York
MEB Emporium Corp.                                         New York
MEB On Columbus Inc.                                       New York
MEB Dining 18, Inc.                                        New York
MEB On First, Inc.                                         New York
Conis Realty Corp.                                         New York
Conis Restaurant Corp.                                     New York
Ernie's Hackensack, Inc.                                   New Jersey
Four Gentlemen From Verona, Inc.                           New Jersey
La Femme Noire, Inc.                                       New York
Ark 27th Street, Inc.                                      New York
Ark Seventh Avenue South Corp.                             New York
Ark Rio Corp.                                              New York
Ark Operating Corp.                                        New York
Ark Sub-One Corp.                                          New York
Ark 474 Corp.                                              New York
Ark Twenty-Ninth Street Corp.                              New York
Ark Boston Corp.                                           Massachusetts

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                                                        Jurisdiction of
        Subsidiary                                      Incorporation
        ----------                                      -------------
Ark Union Station, Inc.                                    District of Columbia
Ark D.C. Kiosk, Inc.                                       District of Columbia
Ark Potomac Corporation                                    District of Columbia
Washington Parties & Events Related Industries, Inc.       District of Columbia
Aroc and Ark Corporation                                   New York
Ark Bryant Park Corp.                                      New York
Ark of the Seaport, Inc.                                   New York
Ark Parties, Inc.                                          New York
Tysons America Corp.                                       Virginia
Ark JC Corp.                                               Florida
Ark Oxnard Corp.                                           California
Ark JMR Corp.                                              New York
Ark Fifth Avenue Corp.                                     New York
Ark Islamorada Corp.                                       Florida
KRA Holdings, Inc.                                         New York
La Femme Noire D.C. Incorporated                           District of Columbia
Ark Cafeteria Corp.                                        New Jersey
Ark Steakhouse Corp.                                       Nevada
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